Exhibit 99.1
PURCHASE AND SALE AGREEMENT
     This PURCHASE AND SALE AGREEMENT (this “Agreement”) is entered into as of July 25, 2005, by and among Hines US Core LLC (“Hines US Core”), a Delaware limited liability company, as seller, and Hines REIT Properties, L.P. (“Hines REIT OP”), a Delaware limited partnership, as buyer, and acknowledged by Hines U.S. Core Office Capital LLC (the “Managing General Partner”), a Delaware limited liability company and the managing general partner of Hines-Sumisei U.S. Core Office Fund, L.P. (the “Partnership”), a Delaware limited partnership.
SUMMARY
     This Agreement provides for the sale by Hines US Core to Hines REIT OP of 12,736.468 Partnership Units (as defined in the Sixth Amended and Restated Agreement of Limited Partnership, dated May 9, 2005, of the Partnership (the “Partnership Agreement”)) for $13,284,136.00 in cash. Capitalized terms used and not otherwise defined herein have the meanings given to them in the Partnership Agreement.
     In consideration of the mutual covenants, representations, and warranties made herein, and other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, the parties hereto agree as follows:
     SECTION 1. Conveyance of Partnership Units. Hines US Core hereby conveys to Hines REIT OP all right, title, and interest in and to 12,736.468 Partnership Units (the “Transferred Units”) held by Hines US Core, free and clear of all liens and encumbrances other than those created by the Partnership Agreement and this Agreement.
     SECTION 2. Payment for Transferred Units. Concurrently with the execution and delivery of this Agreement, Hines REIT OP shall pay $13,284,136.00 to Hines US Core by wire transfer of immediately available funds to an account previously designated by Hines US Core.
     SECTION 3. Acknowledgment.
     (a) The Managing General Partner acknowledges and consents to the conveyance of the Transferred Units to Hines REIT OP and shall record the same in the books and records of the Partnership. The Managing General Partner waives delivery of any opinion that might be required under Section 10.5(a) of the Partnership Agreement relating to the conveyance of Transferred Units. Hines REIT OP shall be the owner of all 12,736.468 of the Transferred Units in respect of its interest as the Non-Managing General Partner of the Partnership.
     (b) Hines US Core and the Managing General Partner acknowledge that, as of the date hereof, Hines US Core has sold all of its Partnership Units, and has withdrawn as a Limited Partner of the Partnership.

     SECTION 4. Representations and Warranties of Hines REIT OP. Hines REIT OP represents and warrants to Hines US Core and the Managing General Partner that Hines REIT OP has been duly formed and is validly existing in good standing under the jurisdiction of its formation. Hines REIT OP has full capacity, power, and authority to execute, deliver, and perform its obligations under this Agreement and to acquire and pay for the Transferred Units. Hines REIT OP’s purchase of the Transferred Units and its execution, delivery, and performance of this Agreement have been authorized by all necessary action on Hines REIT OP’s behalf, and this Agreement is Hines REIT OP’s legal, valid, and binding obligation, enforceable against Hines REIT OP in accordance with its terms.
     SECTION 5. Representations and Warranties of Hines US Core. Hines US Core hereby represents and warrants to Hines REIT OP and the Managing General Partner as follows:
     (a) Hines US Core has been duly formed and is validly existing in good standing under the jurisdiction of its formation. Hines US Core has full capacity, power, and authority to execute, deliver, and perform its obligations under this Agreement and to convey the Transferred Units. Hines US Core’s conveyance of the Transferred Units to the Hines RET OP and its execution, delivery, and performance of this Agreement have been authorized by all necessary action on Hines US Core’s behalf, and this Agreement is Hines US Core’s legal, valid, and binding obligation, enforceable against Hines US Core in accordance with its terms.
     (b) Immediately prior to the execution and delivery of this Agreement, Hines US Core holds good and valid title to the Transferred Units, free and clear of any security interests, options, warrants, purchase rights, contracts, commitments, equities, claims, demands, or other encumbrances of any kind, except as provided in the Partnership Agreement.
     SECTION 6. Miscellaneous.
     (a) Survival of Representations and Warranties. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby.
     (b) Complete Agreement. This Agreement embodies the complete agreement and understanding among the parties with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements, or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.
     (c) Further Assurances. The parties agree to take such further action and execute and deliver such further documents as may be necessary to more fully give effect to the intentions of this Agreement.
     (d) Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
     (e) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

     (f) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of all the parties hereto.
[signature page follows]

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement to be effective as of the date first written above.

HINES US CORE LLC

By:	Hines Real Estate Holdings Limited Partnership

	By:	JCH Investments, Inc.

		By:	/s/ C. Hastings Johnson
			Name:	C. Hastings Johnson
			Title:	Executive Vice President

HINES REIT PROPERTIES, L.P.

By:	Hines Real Estate Investment Trust, Inc.

	By:	/s/ Sherri W. Schugart
		Name:	Sherri W. Schugart
		Title:	Chief Financial Officer

HINES US CORE OFFICE CAPITAL LLC

By:	Hines Interests Limited Partnership

	By:	Hines Holdings, Inc.

		By:	/s/ Frank R. Apollo
			Name:	Frank R. Apollo
			Title:	Vice President
Signature Page to Purchase and Sale Agreement